UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2012

Bio-Matrix Scientific Group, Inc.

(Exact Name of Company as Specified in Charter)

Delaware	0-32201	33-0824714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4700 Spring Street, St 304

La Mesa California, 91942

 (Address of Principal Executive Offices, Zip Code)

Company’s telephone number, including area code: (619) 702-1404

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 20, 2012 Dr. David James Graham White, PhD FRSM, agreed to serve as a member of the Scientific Advisory Board of Regen BioPharma, Inc. (“Regen”), a wholly owned subsidiary of Bio Matrix Scientific Group, Inc. (the “Company”).

As consideration for agreeing to serve as a member of the Scientific Advisory Board of Regen, the Company has agreed to issue to Dr. White 200,000 common shares of the Company.

Dr.  White currently serves as Novartis/Stiller Professor of Xenotransplantation at the University of Western Ontario ( to which he was appointed in 2000) and is a member of  British Transplantation Society, the British Society of Immunologists, the  Transplantation Society, the European Society of Organ Transplantation, the Royal College of Pathologists and the  Athenaeum.  In 1984, Dr. White co founded Imutran Ltd which became a wholly owned subsidiary of Novartis Pharma AG in 1996 at which time Dr White was appointed to the Novartis Global Research Management Board on which he served until 2000. Dr. White has published over 300 peer reviewed scientific papers on subjects related to immunology.

On May 20, 2012 Dr. Vladmir Bogin agreed to serve as a member of the Scientific Advisory Board of Regen.

As consideration for agreeing to serve as a member of the Scientific Advisory Board of Regen, the Company has agreed to issue to Dr. Bogin 200,000 common shares of the Company.

Dr. Bogin currently serves as President and CEO of Cromos Pharma LLC, a contract research organization that specializes in biopharmaceutical clinical outsourcing into Russia and Eastern Europe. From 2008 to 2009, Dr. Bogin served as Director of Boehringer Ingelheim (a privately held pharmaceutical company) where he was in charge of the phase IV program for Dabigatran Etexilate. Dr. Bogin studied medicine at the Yale University School of Medicine and the University of Rochester School of Medicine and Dentistry.

The function of the Scientific Advisory Board is to review research directions that Regen may pursue which may lead to further developments or advancements in the field of stem cell therapy as well as review research directions in other areas. It is anticipated that members of Regen’s Scientific Advisory Board will also function as research consultants to the Company for consideration to be negotiated between the member and the Company on a case by case basis.

Item 9.01.  Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit Number	Description

Ex. 10.1	Letter Agreement Dr. David James Graham White

Ex. 10.2	Letter Agreement Dr. Vladmir Bogin

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-MATRIX SCIENTIFIC GROUP, INC.

By: /s/ David Koos

David Koos

Chief Executive Officer

Dated: May 22, 2012

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